EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118167, 333-168940, 333-192435, 333-34157 and 033-54743) of La-Z-Boy Incorporated of our reports dated June 17, 2014, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
June 17, 2014